Exhibit 99.1

PRESS RELEASE

1155 Valley Street, Suite 400, Seattle, Washington 98109-4426 • Telephone: (206) 624-8100 Fax: (206) 624-1645

Investor and Analyst Contact:	Release Number: 05-12

Dev Ghose

Stuart Blackie

(206) 624-8100

Media Contact

Alan Oshiki

Broadgate Consultants, Inc.

(212) 232-2354

SHURGARD ANNOUNCES SECOND QUARTER 2005 RESULTS

SEATTLE, WASHINGTON, August 9, 2005 . . . Shurgard Storage Centers, Inc. (NYSE: SHU), a leading self-storage real estate investment trust in the United States and Europe, today released results for the quarter and six months ended June 30, 2005. The Company announced continued strong performance from its store operations, but reported a net loss for the second quarter of 2005 of $693,000 compared with net income of $20.8 million in the second quarter of 2004. The loss reported this period was due primarily to $5.2 million of non-cash expenses relating to foreign currency exchange and derivative losses. The comparable quarter in 2004 included a $12 million gain on the sale of properties. The diluted net loss per share from continuing operations was $0.08 in the second quarter of 2005 compared to diluted net income per share from continuing operations of $0.11 in the second quarter of 2004.

Funds from Operations (FFO) attributable to common shareholders for the second quarter of 2005 was $15.4 million (after $5.2 million of foreign currency exchange and derivative losses, net of minority interest), compared to $24.5 million (after $300,000 of foreign currency exchange and derivative gains, net of minority interest) in the second quarter of 2004. FFO per share was $0.33 (after $0.11 of foreign exchange and derivative losses, net of minority interest) for the second quarter of 2005, compared to $0.53 (after $0.01 of foreign exchange and derivative gains, net of minority interest) for the same period in 2004.

Store Operating Results

Store operating results in both the United States and Europe continued on an upward trend during the quarter. At constant exchange rates, total Same Store revenue increased 7.1%, and net operating income (NOI) after indirect and leasehold expenses increased 6.2%, compared to the same quarter in 2004. The revenue growth was driven primarily by occupancy gains in Europe and a combination of both occupancy and rate gains in the

United States. The European Same Store portfolio achieved a combined occupancy of 80% at the end of the second quarter, a 5% gain from the end of the first quarter. Same Store occupancy gains were realized in each country in Europe. David K. Grant, president and chief operating officer stated, “During the quarter, we increased our entire European tenant base by almost 5,000 customers, reaching a total count in excess of 64,000. Clearly, we are seeing the benefits of more focused rate management and our strategic decision to slow the pace of development in some of our European markets, such as the Netherlands.” Mr. Grant added, “This trend has continued into the third quarter with occupancy of the same store pool surpassing 81% as of the end of July. The Company’s 40 U.S. and 43 European New Stores also showed strong occupancy growth during the quarter.”

The Company’s strong store performance was offset by higher borrowing costs ($4.8 million, equivalent to $0.10 per share), increased general and administrative expenses relating primarily to the Sarbanes-Oxley Section 404 internal control assessment and related process improvements ($1.7 million, equivalent to $0.04 per share), increased real estate costs charged to income due to the change in volume and mix of real estate investment activities from the prior year ($2 million, equivalent to $0.04 per share) and restructuring charges related to the company’s previously announced integration plan between the United States and Europe ($1.3 million, equivalent to $0.03 per share).

Portfolio

As of June 30, 2005, Shurgard operated an international network of 643 properties containing approximately 40.5 million net rentable square feet. The total includes 484 owned, partially owned or leased storage centers in operation in the United States, 20 stores in the United States managed for third parties and 139 owned or partially owned stores in Europe. Of the 623 owned, partially owned or leased stores in the United States and Europe, 540 are classified as Same Store and 83 are classified as New Store.

Shurgard’s Domestic and European New Store group represents 17% of the Company’s total investment in storage centers. The New Store group is in various stages of lease-up and currently produces approximately 3% of Shurgard’s total NOI after leasehold and indirect expenses. Mr. Grant stated, “There is significant embedded future growth in our New Store portfolio. Lease-up of our New Store group, which represents an investment of approximately $530 million, is expected to be a key driver of Shurgard’s FFO growth for the next several years.”

As of the end of the quarter, the Company had 16 new stores under construction or pending construction (seven in the United States and nine in Europe) for an estimated total cost of $114 million and seven re-development projects underway for an estimated cost of $11.4 million. The Company also completed the acquisition of nine stores in the United States (six in North Carolina, two in Florida and one in California) for a total cost of $41 million, adding 698,000 net rentable square feet.

Same Store Operating Results

During the second quarter of 2005, the Domestic Same Store segment generated growth in revenue of 5.9% and in NOI before leasehold and indirect expenses of 5.5% over the second quarter of 2004. Growth in NOI after leasehold and indirect expenses in the quarter was 3.5% over the same quarter in 2004. The growth in indirect operating expenses reflects the increase in field management and marketing positions in the past year. Management believes the current quarterly run-rate of indirect expenses is at a stabilized level.

At constant exchange rates, the Europe Same Store segment in the second quarter of 2005 generated increases in revenue of 11.3% and in NOI before leasehold and indirect expenses of 19.8% over the second quarter of 2004. NOI after leasehold and indirect expenses in the quarter grew 21.6% for Same Stores, compared to the same quarter in 2004. Strong revenue growth was due mainly to the substantial improvement in average occupancy during the quarter in the Same Store portfolio, which increased to 78% from 68% in the comparable quarter in 2004. Occupancy improved in all countries, but occupancy growth was particularly strong in the Netherlands, Sweden and Denmark.

Long-term Cost Reductions

The Company believes there are significant synergies possible with the integration of Shurgard Europe. In particular, Europe’s rate of indirect expenses as a percentage of revenue is currently running at 13% for the Same Store group. Management believes this can be reduced to a stabilized level of approximately 6% of revenue by the fourth quarter of 2007.

Consolidated general and administrative expenses are currently running at a rate of approximately 8% of revenue. Management forecasts that these will be cut to approximately 4% of revenue by the fourth quarter of 2007. Of the $34 million in general and administrative expenses expected for the full year 2005, approximately $11 million relates to audit, tax, and Sarbanes-Oxley Section 404 compliance and consulting expenses. These expenses are projected to decline to an annual run-rate of closer to $3 million by the fourth quarter of 2007. Additionally, benefits from the full integration of Europe will generate further savings in general and administrative expenses.

2005 FFO and Earnings Guidance

The Company believes that 2005 FFO per share will be in the range of $1.90 to $1.95, reflecting the additional non-cash foreign exchange and derivative losses reported this quarter and lower than expected store development in Europe. In aggregate, the Company has reported $0.18 of adjustments to FFO guidance related to foreign exchange and derivative losses and $0.09 related to dilution and restructuring charges related to the acquisition of the remaining partner’s interest in Shurgard Europe in 2005. Going forward, foreign exchange gains or losses on intercompany debt will not be reported in earnings. After deducting estimated depreciation (net of minority interest) of $1.75 per share and adding estimated gains from dispositions of $0.25 per share, which are not included in the calculation of FFO, the Company expects to report earnings per share in 2005 of $0.40 to $0.45. This guidance does not include any estimate for costs incurred in connection with the recent unsolicited proposal.

A copy of this press release and table attachments will also be available on the Company’s website at http://investorrelations.shurgard.com.

*  *  *

The Company uses FFO in addition to net earnings (loss) to report its operating results. The Company uses the definition of FFO adopted by the National Association of Real Estate Investment Trusts. Accordingly, FFO is defined as net earnings (computed in accordance with GAAP), excluding gains (losses) on dispositions of interests in depreciated operating properties and real estate depreciation and amortization expenses. FFO includes the Company’s share of FFO of unconsolidated real estate ventures and discontinued operations and excludes minority interests in FFO. The Company believes FFO is a meaningful disclosure as a supplement to net earnings (loss) because net earnings (loss) assumes that the values of real estate assets diminish predictably over time as reflected through depreciation and amortization expenses. The Company believes that the values of real estate assets fluctuate due to market conditions. The Company’s calculation of FFO may not be comparable to similarly titled measures reported by other companies because not all companies calculate FFO in the same manner. FFO is not a liquidity measure and should not be considered as an alternative to cash flows or indicative of cash available for distribution. It also should not be considered an alternative to net earnings (loss), as determined in accordance with U.S. GAAP, as an indication of the Company’s financial performance. A reconciliation of GAAP net income (loss) to FFO is included in the tables attached to this release.

Statements in this release concerning the beliefs, expectations, intentions, future events, future performance, business prospects and business strategy in the United States and Europe, including statements regarding the earnings guidance, projected development activity, including projected revenues, expenses, FFO projections, and net income projections for 2005 and beyond, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act and are based on several assumptions. If any of these assumptions are not satisfied or prove to be incorrect, actual results could differ materially from those indicated in the forward-looking statements. The risks and uncertainties that may cause these forward-looking statements to prove to be incorrect include:

•	the risks that implementation of the business plan, including marketing and sales initiatives, will not be successful;

•	the risk that the Company’s earnings (loss), expenses or revenues may be affected by other factors, such as the risk of changes in economic conditions in the markets in which we operate;

•	the risk that competition from new self storage facilities or other storage alternatives may cause rent to decline and may cause occupancy rates to drop, or may cause delays in lease up of newly developed properties;

•	the risk that new developments could be delayed or reduced;

•	the risk that the Company may experience increases in the cost of labor, taxes, marketing and other operating and construction expenses;

•	the risk that tax law changes may change the taxability of future income;

•	the risk that increases in interest rates and/or downgrades of our credit ratings may increase the cost of refinancing long term debt;

•	the risk that we may incur significant expenses defending against hostile takeover attempts;

•	the risk that the Company’s alternatives for funding its business plan may be impaired by its inability to access its shelf registration statement or the economic uncertainty due to the impact of war or terrorism; and

•	the risk that Shurgard Europe may be adversely impacted if that entity is unable to complete funding of its development joint ventures.

We may also be affected by deadlines imposed by the Sarbanes-Oxley Act of 2002 and other pending legislation. Changes in accounting principles, including impending changes in accounting for stock options, may affect the Company’s reported results of operations and financial position. The information presented in this release reflects Shurgard’s expectations as of the date of this release. Except as required by law, Shurgard undertakes no obligation to update or revise the information provided herein.

For a discussion of additional risks and other factors that could affect these forward-looking statements and Shurgard’s financial performance, see Shurgard’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the SEC on March 29, 2005, Form 10-Q for the quarter ended March 31, 2005, filed with the SEC on May 10, 2005, and Form 10-Q for the quarter ended June 30, 2005, filed with the SEC on August 9, 2005.

INDEX of TABLES TO FOLLOW:

Table 1.	Consolidated Statements of Net Income for the three months and half year ended June 30, 2005 and 2004

Table 2.	Consolidated Balance Sheet as of June 30, 2005 and December 31, 2004

Table 3.	FFO Reconciliation for the three months and half year ended June 30, 2005 and 2004

Table 4.	Split of FFO between European Joint Ventures and the rest of Shurgard Storage Centers, Inc. for the quarter and half year ended June 30, 2005

Table 5.	Earnings Per Share for the three months and half year ended June 30, 2005 and 2004

Table 6.	FFO Per Share for the three months and half year ended June 30, 2005 and 2004

Table 7.	Segment reporting information results for the three months ended June 30, 2005

Table 8.	Segment reporting information results for the three months ended June 30, 2004

Table 9.	Domestic Same Store Results for the three months and half year ended June 30, 2005 and 2004

Table 10.	Summary of Operating Self Storage Properties as of June 30, 2005

Table 11.	Europe Same Store Results for the three months and half year ended June 30, 2005 and 2004

Table 12.	Quarterly comparison for Europe Same Store of second quarter 2005 versus second quarter 2004

Table 13.	Domestic Same Store Vintage Analysis for the three months ended June 30, 2005 and 2004

Table 14.	European Development Performance Vintage Analysis (in dollars) for the three months ended June 30, 2005 and 2004

Table 15.	European Development Performance Vintage Analysis (in euros) for the three months ended June 30, 2005 and 2004

Table 16.	Foreign exchange translation for the three months and half year ended June 30, 2005 and 2004

Table 17.	Store Asset Values and Operating Information for the three months ended June 30, 2005

Table 1: SHURGARD STORAGE CENTERS, INC.

OPERATING RESULTS (unaudited)

Condensed Consolidated Statements of Net Income for the three and six months ended June 30, 2005 and 2004

(in thousands except share data)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
Revenue
Storage center operations	$118,384	$103,143	$230,862	$201,131
Other	1,350	1,268	2,736	2,588

Total revenue	119,734	104,411	233,598	203,719

Expenses
Operating	57,898	49,562	117,079	99,874
Real estate development	2,713	681	5,643	1,032
Depreciation and amortization	23,292	21,327	46,677	41,490
Impairment losses and abandoned project loses	868	763	1,191	973
General, administrative and other	10,914	7,850	18,943	17,070

Total expenses	95,685	80,183	189,533	160,439

Income from storage center operations	24,049	24,228	44,065	43,280

Other income (expense)
Interest expense	(25,485)	(20,662)	(49,610)	(40,471)
(Loss) gain on derivatives	(1,353)	662	(1,712)	(115)
Foreign exchange loss	(5,715)	(442)	(9,563)	(2,392)
Interest income and other, net	1,268	686	2,228	1,201

Other expense, net	(31,285)	(19,756)	(58,657)	(41,777)

(Loss) income before equity in earnings of other real estate investments, net, minority interest and income taxes	(7,236)	4,472	(14,592)	1,503
Minority interest	6,876	3,821	12,986	8,353
Equity in earnings of other real estate investments, net	12	23	33	25
Income tax expense	(379)	—	(389)	(23)

(Loss) income from continuing operations	(727)	8,316	(1,962)	9,858
Discontinued operations
Income from discontinued operations	34	501	102	993
Gain on sale of discontinued operations	—	11,990	6,423	11,990

Discontinued operations	34	12,491	6,525	12,983
Cumulative effect of change in accounting principle	—	—	—	(2,339)

Net (loss) income	(693)	20,807	4,563	20,502
Net (loss) income allocation
Preferred stock dividends and other	(3,039)	(3,059)	(6,080)	(6,116)

Net (loss) income available to common shareholders	$(3,732)	$17,748	$(1,517)	$14,386

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
Net (loss) income per Common Share - Basic:
(Loss) income from continuing operations available to common shareholders	$(0.08)	$0.12	$(0.17)	$0.08
Total discontinued operations	—	0.27	0.14	0.28
Cumulative effect of change in accounting principle	—	—	—	(0.05)

Net (loss) income per share	$(0.08)	$0.39	$(0.03)	$0.31

Net (loss) income per Common Share - Diluted:
(Loss) income from continuing operations available to common shareholders	$(0.08)	$0.11	$(0.17)	$0.08
Discontinued operations	—	0.27	0.14	0.28
Cumulative effect of change in accounting principle	—	—	—	(0.05)

Net (loss) income per share	$(0.08)	$0.38	$(0.03)	$0.31

Distributions per common share	$0.56	$0.55	$1.11	$1.09

Table 2: SHURGARD STORAGE CENTERS, INC.

BALANCE SHEET (unaudited)

Condensed Consolidated Balance Sheet as of June 30, 2005 and December 31, 2004

(in thousands except share data)

	June 30, 2005	December 31, 2004
ASSETS:
Storage centers:
Operating storage centers	$3,173,780	$3,143,488
Less accumulated depreciation	(510,956)	(479,531)

Operating storage centers, net	2,662,824	2,663,957
Construction in progress	73,700	58,431
Properties held for sale	5,442	8,328

Total storage centers	2,741,966	2,730,716

Cash and cash equivalents	37,479	50,277
Restricted cash	5,303	7,181
Goodwill	27,440	24,206
Other assets	117,181	120,504

Total assets	$2,929,369	$2,932,884

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Accounts payable and accrued expenses	$61,714	$60,938
Other liabilities	114,029	112,014
Lines of credit	557,400	397,300
Notes payable	1,253,128	1,287,202

Total liabilities	1,986,271	1,857,454

Minority interest	104,328	169,232
Commitments and contingencies (Notes 16)
Shareholders’ equity:
Series C Cumulative Redeemable Preferred Stock; $0.001 par value; 2,000,000 shares authorized; 2,000,000 shares issued and outstanding; liquidation preference of $50,000	48,115	48,115
Series D Cumulative Redeemable Preferred Stock; $0.001 par value; 3,450,000 shares authorized; 3,450,000 shares issued and outstanding; liquidation preference of $86,250	83,068	83,068
Class A Common Stock, $0.001 par value; 120,000,000 authorized; 46,789,519 and 46,624,900 shares issued and outstanding, respectively	47	47
Additional paid-in capital	1,134,675	1,127,138
Accumulated deficit	(408,160)	(354,985)
Accumulated other comprehensive (loss) income	(18,975)	2,815

Total shareholders’ equity	838,770	906,198

Total liabilities and shareholders’ equity	$2,929,369	$2,932,884

Table 3: SHURGARD STORAGE CENTERS, INC.

Funds From Operations (unaudited)

FFO Reconciliation for the three and six months ended June 30, 2005 and 2004

(in thousands except per share data)

	For the three months ended June 30,		For the six months ended June 30,
	2005	2004	2005	2004
Net income (loss)	$(693)	$20,807	$4,563	$20,502
Depreciation and amortization (1)	19,130	18,737	38,865	36,616
Gain on sale of operating properties	—	(11,990)	(6,423)	(11,990)
Cumulative effect of change in accounting principle	—	—	—	2,339

FFO	18,437	27,554	37,005	47,467
Preferred distribution and other	(3,039)	(3,059)	(6,080)	(6,116)

FFO attributable to common shareholders	$15,398	$24,495	$30,925	$41,351

FFO per share	$0.33	$0.53	$0.65	$0.89

Distributions per common share	$0.56	$0.55	$1.11	$1.09

(1)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

Table 4: SHURGARD STORAGE CENTERS, INC.

Split of FFO between European joint ventures and the rest of Shurgard Storage Centers, Inc.

For the three and six months ended June 30, 2005

(in thousands)

	Shurgard Europe 20% owned joint ventures (2)	Shurgard Europe (Excluding joint ventures) (2)	Remainder of Shurgard Storage Centers, Inc.	Consolidated Shurgard Storage Centers, Inc.
For the three months ended June 30, 2005
Net income (loss)	$(1,140)	$(13,551)	$13,998	$(693)
Depreciation and amortization (1)	255	4,517	14,358	19,130
Gain on sales of operating properties	—	—	—	—

FFO	$(885)	$(9,034)	$28,356	$18,437

(in thousands)

	Shurgard Europe 20% owned joint ventures (2)	Shurgard Europe (Excluding joint ventures) (2)	Remainder of Shurgard Storage Centers, Inc.	Consolidated Shurgard Storage Centers, Inc.
For the six months ended June 30, 2005
Net income (loss)	$(2,220)	$(24,589)	$31,372	$4,563
Depreciation and amortization (1)	492	9,418	28,955	38,865
Gain on sales of operating properties	—	—	(6,423)	(6,423)

FFO	$(1,728)	$(15,171)	$53,904	$37,005

(1)	Excludes depreciation related to non-real estate assets and minority interests in depreciation and amortization and includes depreciation and amortization of discontinued operations.

(2)	Balances are presented net of minority interests.

Foreign Exchange and Derivative Losses included in FFO presented above

(in thousands)

	Shurgard Europe 20% owned joint ventures (2)	Shurgard Europe (Excluding joint ventures) (2)	Remainder of Shurgard Storage Centers, Inc.	Consolidated Shurgard Storage Centers, Inc.
For the three months ended June 30, 2005
Gain (loss) on derivatives	$(1,435)	$(1,271)	$1,353	$(1,353)
Foreign exchange gain (loss)	—	(4,286)	(1,429)	(5,715)
Minority interest	1,185	709	—	1,894

Net amount included in FFO	$(250)	$(4,848)	$(76)	$(5,174)

(in thousands)

	Shurgard Europe 20% owned joint ventures (2)	Shurgard Europe (Excluding joint ventures) (2)	Remainder of Shurgard Storage Centers, Inc.	Consolidated Shurgard Storage Centers, Inc.
For the six months ended June 30, 2005
Gain (loss) on derivatives	$(1,873)	$(1,886)	$2,047	$(1,712)
Foreign exchange gain (loss)	—	(7,601)	(1,962)	(9,563)
Minority interest	1,546	1,212	—	2,758

Net amount included in FFO	$(327)	$(8,275)	$85	$(8,517)

Table 5: SHURGARD STORAGE CENTERS, INC.

EARNINGS PER SHARE (unaudited)

Earnings Per Share Per Share for the three and six months ended June 30, 2005 and 2004

(in thousands except per share data)	Earnings	Basic & Diluted Per share
For the three months ended June 30, 2005
Weighted-average number of shares		46,600
Loss from continuing operations	$(727)
Less: preferred distributions and other	(3,039)

Loss from continuing operations available to common shareholders adjusted	(3,766)	$(0.08)
Discontinued operations	34	—

Net Loss	$(3,732)	$(0.08)

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the three months ended June 30, 2004
Weighted-average number of shares		45,763	579	46,342
Income from continuing operations	$8,316
Less: preferred distributions and other	(3,059)

Income from continuing operations available to common shareholders adjusted	5,257	$0.12	$(0.01)	$0.11
Discontinued operations	12,491	0.27	—	0.27

Net Income	$17,748	$0.39	$(0.01)	$0.38

(in thousands except per share data)	Earnings	Basic & Diluted Per share
For the six months ended June 30, 2005
Weighted-average number of shares		46,557
Loss from continuing operations	$(1,962)
Less: preferred distributions and other	(6,080)

Loss from continuing operations available to common shareholders adjusted	(8,042)	$(0.17)
Discontinued operations	6,525	0.14

Net Loss	$(1,517)	$(0.03)

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the six months ended June 30, 2004
Weighted-average number of shares		45,708	641	46,349
Income from continuing operations	$9,858
Less: preferred distributions and other	(6,116)

Income from continuing operations available to common shareholders adjusted	3,742	$0.08	$—	$0.08
Discontinued operations	12,983	0.28	—	0.28
Cumulative effect of change in accounting principle	(2,339)	(0.05)	—	(0.05)

Net Income	$14,386	$0.31	$—	$0.31

Table 6: SHURGARD STORAGE CENTERS, INC.

FFO PER SHARE (unaudited)

FFO Per Share for the three and six months ended June 30, 2005 and 2004

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the three months ended June 30, 2005
Weighted-average number of shares		46,600	727	47,327
FFO	$18,437
Less: preferred distributions and other	(3,039)

FFO available to common shareholders adjusted	$15,398	$0.33	$—	$0.33

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the three months ended June 30, 2004
Weighted-average number of shares		45,763	579	46,342
FFO	$27,554
Less: preferred distributions and other	(3,059)

FFO available to common shareholders adjusted	$24,495	$0.55	$(0.02)	$0.53

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the six months ended June 30, 2005
Weighted-average number of shares		46,557	713	47,270
FFO	$37,005
Less: preferred distributions and other	(6,080)

FFO available to common shareholders adjusted	$30,925	$0.66	$(0.01)	$0.65

(in thousands except per share data)	Earnings	Basic Per share	Effect of dilutive stock options	Diluted Per share
For the six months ended June 30, 2004
Weighted-average number of shares		45,708	641	46,349
FFO	$47,467
Less: preferred distributions and other	(6,116)

FFO available to common shareholders adjusted	$41,351	$0.90	$(0.01)	$0.89

Table 7: SHURGARD STORAGE CENTERS, INC.

SEGMENT REPORTING INFORMATION RESULTS (unaudited)

Segment reporting information results for the three months ended June 30, 2005

Three months ended June 30, 2005

(dollars in thousands except average rent)

	Domestic		Europe		Total
	Amount	% of total	Amount	% of total	Amount	% of total
Same Store (1)
Number of Storage Centers	444	92%	96	69%	540	87%
Segment Revenues	$82,431	93%	$25,139	81%	$107,570	90%
NOI after indirect and leasehold expense	$49,770	95%	$10,355	110%	$60,125	97%
Avg. annual rent per sq. ft.(3)	$11.99		$22.16
Avg. sq. ft. occupancy	86%		78%
Total Storage Center Costs (4)	$1,776,408	89%	$823,157	73%	$2,599,565	83%

New Store (2)
Number of Storage Centers	40	8%	43	31%	83	13%
Segment Revenues	$5,899	7%	$5,764	19%	$11,663	10%
NOI after indirect and leasehold expense	$2,710	5%	$(959)	(10)%	$1,751	3%
Avg. sq. ft. occupancy	75%		45%
Total Storage Center Costs (4)	$218,971	11%	$310,513	27%	$529,484	17%

Combined New and Same Stores
Number of Storage Centers	484	100%	139	100%	623	100%
Segment Revenues	$88,330	100%	$30,903	100%	$119,233	100%
NOI after indirect and leasehold expense	$52,480	100%	$9,396	100%	$61,876	100%
Total Storage Center Costs (4)	$1,995,379	100%	$1,133,670	100%	$3,129,049	100%

(1)	Our definition of Same Store includes existing storage centers acquired prior to January 1 of the previous year as well as developed properties that have been operating for a full two years as of January 1 of the current year. Our definition of Same Store results in the addition of storage centers each year as new acquisitions and developments meet the criteria for inclusion, so we then include these storage centers in the previous year’s comparable data. Other storage companies may define Same Store differently, which will affect the comparability of the data.

(2)	Our definition of New Store, as shown in the table above, includes existing domestic facilities that had not been acquired or leased as of January 1 of the previous year as well as developed properties that have not been operating a full two years as of January 1 of the current year.

(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

(4)	Total costs capitalized to storage centers.

Table 8: SHURGARD STORAGE CENTERS, INC.

SEGMENT REPORTING INFORMATION RESULTS (unaudited)

Segment reporting information results for the three months ended June 30, 2004

Three months ended June 30, 2004

(dollars in thousands except average rent)

	Domestic		Europe (4)		Total
	Amount	% of total	Amount	% of total	Amount	% of total
Same Store (1)
Number of Storage Centers	444	96%	96	77%	540	92%
Segment Revenues	$77,863	98%	$22,579	91%	$100,442	96%
NOI after indirect and leasehold expense	$48,102	100%	$8,514	134%	$56,616	104%
Avg. annual rent per sq. ft. (3)	$11.49		$22.46
Avg. sq. ft. occupancy	85%		68%

New Store (2)
Number of Storage Centers	20	4%	28	23%	48	8%
Segment Revenues	$1,747	2%	$2,243	9%	$3,990	4%
NOI after indirect and leasehold expense	$115	0%	$(2,160)	(34)%	$(2,045)	(4)%
Avg. sq. ft. occupancy	51%		16%

Combined New and Same Stores
Number of Storage Centers	464	100%	124	100%	588	100%
Segment Revenues	$79,610	100%	$24,822	100%	$104,432	100%
NOI after indirect and leasehold expense	$48,217	100%	$6,354	100%	$54,571	100%

(1)	Our definition of Same Store includes existing storage centers acquired prior to January 1 of the previous year as well as developed properties that have been operating for a full two years as of January 1 of the current year. Our definition of Same Store results in the addition of storage centers each year as new acquisitions and developments meet the criteria for inclusion, so we then include these storage centers in the previous year’s comparable data. Other storage companies may define Same Store differently, which will affect the comparability of the data.

(2)	Our definition of New Store, as shown in the table above, includes existing domestic facilities that had not been acquired or leased as of January 1 of the previous year as well as developed properties that have not been operating a full two years as of January 1 of the current year.

(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

(4)	Amounts for 2004 have been translated from local currencies to U.S dollars at a constant exchange rate using the average exchange rates for the quarter ended 2005.

Table 9: SHURGARD STORAGE CENTERS, INC.

DOMESTIC QUARTER TO DATE SAME STORE RESULTS (unaudited)

Domestic Same Store Results for the three and six months ended June 30, 2005 and 2004

Same Store Results (1)

(dollars in thousands except average rent)

	For the three months ended June 30,			For the six months ended June 30,
	2005	2004	% Change	2005	2004	% Change
Segment revenue	$82,431	$77,863	5.9%	$160,671	$151,838	5.8%
Operating expense:
Personnel expenses	9,176	8,656	6.0%	18,028	16,887	6.8%
Real estate taxes	7,341	6,679	9.9%	14,865	13,947	6.6%
Repairs and maintenance	2,293	2,300	(0.3)%	4,577	4,762	(3.9)%
Marketing expense	2,313	2,015	14.8%	4,244	3,763	12.8%
Utilities and phone expenses	2,440	2,507	(2.7)%	5,390	5,391	0.0%
Cost of goods sold	1,197	1,034	15.8%	2,031	1,781	14.0%
Store admin and other expenses	2,500	2,366	5.7%	5,717	4,785	19.5%

Direct operating and real estate tax expense	27,260	25,557	6.7%	54,852	51,316	6.9%

NOI	55,171	52,306	5.5%	105,819	100,522	5.3%
Leasehold expense	1,029	939	9.6%	2,158	1,964	9.9%

NOI after leasehold expense	54,142	51,367	5.4%	103,661	98,558	5.2%
Indirect operating expense (2)	4,372	3,265	33.9%	8,199	6,473	26.7%

NOI after indirect operating and leasehold expense	$49,770	$48,102	3.5%	$95,462	$92,085	3.7%

Avg. annual rent per sq.ft.	$11.99	$11.49	4.4%	$11.91	$11.43	4.2%
Avg. sq.ft. occupancy	86%	85%		85%	84%
Total net rentable sq.ft.	29,284,000	29,284,000		29,284,000	29,284,000
Number of properties as of June 30	444	444		444	444

(1)	Table includes the total operating results of each storage center regardless of our percentage ownership interest in that storage center.

(2)	Indirect operating expense includes certain shared property costs such as district and corporate management, purchasing, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, legal services, human resources and accounting. Does not include containerized storage operations, internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.

(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 10: SHURGARD STORAGE CENTERS, INC.

SUMMARY OF OPERATING SELF STORAGE PROPERTIES (unaudited)

Summary of Operating Self Storage Properties as of June 30, 2005

	Domestic		European		Total
	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet	Number of Properties	Net Rentable Square Feet
100% owned or leased	380	24,605,000	103	5,613,000	483	30,218,000
Partially owned or leased, consolidated	104	7,285,000	36	1,788,000	140	9,073,000
Fee managed	20	1,206,000	—	—	20	1,206,000

	504	33,096,000	139	7,401,000	643	40,497,000

Table 11: SHURGARD STORAGE CENTERS, INC.

EUROPE QUARTER TO DATE SAME STORE RESULTS (unaudited)

Europe Same Store Results for three and six months ended June 30, 2005 and 2004 (1)

(in thousands except average rent)

	Three months ended June 30,			Six months ended June 30,
	2005	2004	% Change	2005	2004 (5)	% Change
Segment revenue	$25,139	$22,579	11.3%	$50,437	$44,958	12.2%
Operating expense:
Personnel expenses	3,629	3,392	7.0%	7,126	6,701	6.3%
Real estate taxes	1,164	1,131	2.9%	2,358	2,323	1.5%
Repairs and maintenance	806	929	(13.2)%	1,737	1,846	(5.9)%
Marketing expense	1,840	2,117	(13.1)%	4,189	4,073	2.8%
Utilities and phone expenses	685	585	17.1%	1,571	1,358	15.7%
Cost of goods sold	938	845	11.0%	1,837	1,616	13.7%
Store admin and other expenses	1,919	1,760	9.0%	3,948	3,524	12.0%

Direct operating and real estate tax expense	10,981	10,759	2.1%	22,766	21,441	6.2%

NOI	14,158	11,820	19.8%	27,671	23,517	17.7%
Leasehold expense	498	476	4.6%	1,020	974	4.7%

NOI after leasehold expense	13,660	11,344	20.4%	26,651	22,543	18.2%
Indirect operating expense (2)	3,305	2,830	16.8%	6,687	5,825	14.8%

NOI after indirect operating and leasehold expense	$10,355	$8,514	21.6%	$19,964	$16,718	19.4%

Avg. annual rent per sq. ft. (3)	$22.16	$22.46	(1.3)%	$22.90	$22.81	0.4%
Avg. sq. ft. occupancy	78%	68%	14.7%	75%	67%	11.9%
Total net rentable sq. ft.	5,287,000	5,287,000		5,287,000	5,287,000
Number of properties	96	96		96	96

(1)	Amounts for both years have been translated from local currencies at a constant exchange rate using the average exchange rate for the three and six months ended June 30, 2005 for the 2005 to 2004 comparison.

(2)	Indirect operating expense includes certain shared property costs such as district and regional management, national contracts personnel and marketing, as well as certain overhead costs allocated to property operations such as business information technology, human resources and accounting. It does not include internal real estate acquisition cost or abandoned development expense. Indirect operating expense is allocated to storage centers based on number of months in operation during the period.

(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 12: SHURGARD STORAGE CENTERS, INC.

EUROPEAN 2005 QUARTERLY COMPARISON (unaudited)

Quarterly comparison for European same store of second quarter 2005 versus second quarter 2004

			Percent change compared to prior year quarter
	Number of Properties	Q2 2005 Average Occupancy	Q2 Segment Revenue	Q2 NOI (after leasehold expenses)	Q2 Occupancy	Q2 Rate
Belgium	17	76%	2.5%	(0.2)%	5.3%	(1.1)%
Netherlands	22	71%	15.5%	6.7%	21.9%	(3.6)%
France	23	83%	11.7%	41.1%	11.4%	0.0%
Sweden	20	79%	12.8%	27.5%	14.4%	1.8%
Denmark	4	87%	35.9%	97.5%	32.4%	0.7%
United Kingdom	10	76%	6.8%	8.1%	18.4%	(8.6)%

Europe Totals	96	78%	11.3%	20.4%	14.7%	(1.3)%

Table 13: SHURGARD STORAGE CENTERS, INC.

DOMESTIC YEAR TO DATE SAME STORE VINTAGE TABLE (unaudited)

Domestic Same Store Vintage Analysis for the three months ended June 30, 2005 and 2004

	Number of Properties	(in millions) Total Storage Center Cost (1)	Total Net Rentable sq. ft. when all phases are complete	Average Occupancy		Average Annual Rent (per sq. ft) (2)		(in thousands) Segment Revenue		(in thousands) NOI (after leasehold expense)
				Three months ended		Three months ended		Three months ended		Three months ended
				6/30/2005	6/30/2004	6/30/2005	6/30/2004	6/30/2005	6/30/2004	6/30/2005	6/30/2004
Same Store since 2005	34	$178.3	2,322,000	83%	79%	$12.50	$11.80	$6,515	$5,834	$3,682	$3,184
Same Store since 2004	59	217.7	4,389,000	81%	78%	8.58	7.96	8,379	7,477	5,092	4,436
Same Store since 2003 or prior	351	1,380.4	22,573,000	87%	87%	12.56	12.08	67,537	64,552	45,368	43,747

Same Store total	444	$1,776.4	29,284,000	86%	85%	$11.99	$11.49	$82,431	$77,863	$54,142	$51,367

(1)	Total capitalized costs to storage centers since the store was acquired or developed.

(2)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period.

Table 14: SHURGARD STORAGE CENTERS, INC.

EUROPEAN DEVELOPMENT (in US Dollars) (unaudited)

European Development Performance Vintage Analysis for the three months ended June 30, 2005 and 2004

	Number of Properties	(in millions) Storage Center Cost		Total Net Rentable sq. ft. when all phases are complete	Average Occupancy		Average Annual Rent (per sq. ft) (3) (4)		(in thousands) Segment Revenue (3)		(in thousands) NOI (3) (after leasehold expense)
					For the three months ended June 30,		For the three months ended June 30,		For the three months ended June 30,		For the three months ended June 30,
		Development Cost (1)	Total Cost (2)		2005	2004	2005	2004	2005	2004	2005 (5)	2004
New store:
Opened in 2005
Germany	1	$5.2	$5.3	47,000	1.9%	—	$—	$—	$—	$—	$(157)	$—
France	1	4.5	4.5	56,000	3.4%	—	—	—	1	—	(45)	—
Denmark	1	6.1	6.1	50,000	9.7%	—	10.31	—	21	—	(119)	—
United Kingdom	1	11.8	11.8	37,000	5.9%	—	14.44	—	10	—	(122)	—

Total opened in 2005	4	$27.6	$27.7	190,000	5.2%	—	$8.37	$—	$32	$—	$(443)	$—

Opened in 2004
Germany	4	$25.3	$25.4	202,000	31.5%	—	$17.25	$—	$291	$—	$(65)	$(88)
France	4	22.8	22.9	167,000	29.7%	—	19.76	—	288	—	(99)	(97)
Denmark	2	14.0	14.0	101,000	48.9%	8.3%	20.36	6.42	301	23	53	(114)
United Kingdom	3	31.2	31.6	123,000	31.4%	1.4%	47.56	50.82	497	35	143	(43)

Total opened in 2004	13	$93.3	$93.9	593,000	33.9%	1.7%	$24.46	$13.97	$1,377	$58	$32	$(342)

Opened in 2003
Belgium	1	$3.3	$4.6	45,000	73.2%	45.5%	$14.87	$14.93	$135	$84	$53	$26
Netherlands	7	37.6	39.9	351,000	55.3%	25.2%	19.55	21.41	1,003	510	116	(117)
Germany	5	33.8	33.9	268,000	48.7%	20.1%	14.50	17.07	507	247	29	(262)
France	7	41.7	45.4	372,000	51.4%	20.7%	20.85	22.79	1,151	529	367	(352)
Sweden	2	10.9	13.8	94,000	62.6%	31.0%	18.60	17.90	323	164	93	(30)
Denmark	1	7.5	10.0	49,000	97.4%	46.0%	22.66	22.85	299	148	147	49
United Kingdom	3	32.2	41.3	152,000	55.4%	26.7%	40.27	44.18	937	503	409	24

Total opened in 2003	26	$167.0	$188.9	1,331,000	55.5%	24.9%	$21.27	$23.20	$4,355	$2,185	$1,214	$(662)

New Store Total	43	$287.9	$310.5	2,114,000	44.9%	16.2%	$21.81	$22.93	$5,764	$2,243	$803	$(1,004)

Same store:
Opened in 2002
Belgium	2	$7.0	$9.9	101,000	52.5%	42.9%	$12.67	$13.05	$182	$152	$37	$18
Netherlands	7	38.9	55.1	368,000	60.4%	43.4%	19.53	20.77	1,164	882	385	360
France	7	41.5	59.4	378,000	72.3%	57.0%	20.12	20.16	1,598	1,265	761	276
Sweden	3	17.2	25.0	151,000	78.0%	62.4%	22.17	20.73	732	555	403	224
Denmark	2	14.0	20.0	102,000	86.7%	56.9%	21.94	22.65	533	359	287	112
United Kingdom	3	33.5	50.4	166,000	74.0%	54.7%	37.78	43.38	1,286	1,094	718	546

Total opened in 2002	24	$152.1	$219.8	1,266,000	69.3%	52.3%	$22.45	$23.33	$5,495	$4,307	$2,591	$1,536

Opened in 2001 and before
Belgium	15	$67.8	$101.2	894,000	78.9%	75.8%	$16.24	$16.38	$3,154	$3,103	$1,953	$1,976
Netherlands	15	77.7	114.9	821,000	76.2%	65.3%	20.67	21.25	3,375	3,047	1,758	1,649
France	16	87.9	133.1	854,000	87.3%	81.9%	25.48	25.22	5,347	4,953	3,104	2,464
Sweden	17	87.9	137.0	974,000	79.0%	69.9%	20.86	20.79	4,487	4,071	2,374	1,954
Denmark	2	12.9	18.7	107,000	86.3%	73.3%	22.24	21.45	582	462	300	185
United Kingdom	7	65.6	98.5	371,000	77.1%	68.6%	33.89	37.49	2,699	2,636	1,580	1,580

Total opened before 2002	72	$399.8	$603.4	4,021,000	80.2%	72.8%	$22.08	$22.38	$19,644	$18,272	$11,069	$9,808

Same Store Total	96	$551.9	$823.2	5,287,000	77.6%	67.9%	$22.16	$22.46	$25,139	$22,579	$13,660	$11,344

			$293.9

(1)	The total development cost of these projects is reported in U.S. dollars translated at the June 30, 2005 exchange rate of $1.21 to the euro. The operating results (see note (2) below) are reported at the average exchange rate for the three months ended June 30, 2005 which was $1.26 to the euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. We believe the application of a constant exchange rate to both the property cost and operating results would provide a more meaningful measure of investment yield.

(2)	The total cost of the storage centers includes additional costs of approximately $293.9 million we paid to acquire additional interests in Shurgard Europe in 2003 through 2005. The amounts have been translated at the June 30, 2005 exchange rate.

(3)	The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for the second quarter of 2005.

(4)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period. On the year of opening the average annual rent is lower as the store had not been opened a full year.

(5)	Expenses in some instances may include certain pre-opening costs.

Table 15: SHURGARD STORAGE CENTERS, INC.

EUROPEAN DEVELOPMENT (in Euros) (unaudited)

European Development Performance Vintage Analysis for the three months ended June 30, 2005 and 2004

	Number of Properties	(in millions) Storage Center Cost		Total Net Rentable sq. ft. when all phases are complete	Average Occupancy		Average Annual Rent (per sq. ft) (2) (3)		(in thousands) Segment Revenue (2)		(in thousands) NOI (2) (after leasehold expense)
					For the three months ended June 30,		For the three months ended June 30,		For the three months ended June 30,		For the three months ended June 30,
		Development Cost	Total Cost (1)		2005	2004	2005	2004	2005	2004	2005 (4)	2004
New store:
Opened in 2005
Germany	1	€4.3	€4.4	47,000	1.9%	—	€—	€—	€—	€—	€(125)	€—
France	1	3.7	3.7	56,000	3.4%	—	—	—	1	—	(36)	—
Denmark	1	5.1	5.1	50,000	9.7%	—	8.18	—	17	—	(95)	—
United Kingdom	1	9.8	9.8	37,000	5.9%	—	11.46	—	8	—	(97)	—

Total opened in 2005	4	€22.9	€23.0	190,000	5.2%	—	€6.64	€—	€26	€—	€(353)	€—

Opened in 2004
Germany	4	€21.0	€21.2	202,000	31.5%	—	€13.69	€—	€231	€—	€(52)	€(70)
France	4	18.9	19.0	167,000	29.7%	—	15.69	—	229	—	(79)	(77)
Denmark	2	11.6	11.6	101,000	48.9%	8.3%	16.17	5.10	239	19	42	(90)
United Kingdom	3	25.9	26.3	123,000	31.4%	1.4%	37.77	40.36	394	29	113	(35)

Total opened in 2004 (a)	13	€77.4	€78.1	593,000	33.9%	1.7%	€19.43	€11.09	€1,093	€48	€24	€(272)

Opened in 2003
Belgium	1	€2.7	€3.8	45,000	73.2%	45.5%	€11.81	€11.85	€107	€67	€42	€20
Netherlands	7	31.2	33.1	351,000	55.3%	25.2%	15.52	17.00	796	405	92	(93)
Germany	5	28.0	28.1	268,000	48.7%	20.1%	11.51	13.55	402	196	23	(208)
France	7	34.6	37.5	372,000	51.4%	20.7%	16.56	18.10	914	419	292	(280)
Sweden	2	9.0	11.4	94,000	62.6%	31.0%	14.77	14.21	256	131	74	(24)
Denmark	1	6.2	8.3	49,000	97.4%	46.0%	18.00	18.14	238	118	117	39
United Kingdom	3	26.7	34.2	152,000	55.4%	26.7%	31.98	35.08	744	407	325	19

Total opened in 2003 (b)	26	€138.4	€156.4	1,331,000	55.5%	24.9%	€16.89	€18.42	€3,457	€1,743	€965	€(527)

New Store Total	43	€238.7	€257.5	2,114,000	44.9%	16.2%	€17.32	€18.21	€4,576	€1,791	€636	€(799)

Same store:
Opened in 2002
Belgium	2	€5.8	€8.2	101,000	52.5%	42.9%	€10.06	€10.36	€144	€121	€29	€14
Netherlands	7	32.2	45.7	368,000	60.4%	43.4%	15.51	16.49	924	700	306	286
France	7	34.4	49.2	377,000	72.3%	57.0%	15.98	16.01	1,269	1,005	604	219
Sweden	3	14.3	20.7	151,000	78.0%	62.4%	17.61	16.46	582	443	320	179
Denmark	2	11.6	16.6	102,000	86.7%	56.9%	17.42	17.99	423	285	228	89
United Kingdom	3	27.8	41.8	166,000	74.0%	54.7%	30.00	34.45	1,021	884	570	441

Total opened in 2002 (c)	24	€126.1	€182.2	1,265,000	69.3%	52.3%	€17.83	€18.52	€4,363	€3,438	€2,057	€1,228

Opened in 2001 and before
Belgium	15	€56.2	€83.9	894,000	78.9%	75.8%	€12.89	€13.01	€2,505	€2,464	€1,551	€1,569
Netherlands	15	64.4	95.3	821,000	76.2%	65.3%	16.42	16.87	2,680	2,419	1,396	1,309
France	16	72.9	110.2	855,000	87.3%	81.9%	20.23	20.03	4,246	3,933	2,465	1,956
Sweden	17	72.9	113.6	974,000	79.0%	69.9%	16.56	16.51	3,563	3,255	1,885	1,562
Denmark	2	10.7	15.5	107,000	86.3%	73.3%	17.66	17.03	462	367	238	147
United Kingdom	7	54.4	81.6	371,000	77.1%	68.6%	26.91	29.77	2,143	2,131	1,255	1,277

Total opened before 2002	72	€331.5	€500.1	4,022,000	80.2%	72.8%	€17.53	€17.77	€15,599	€14,569	€8,790	€7,820

Same Store Total	96	€457.6	€682.3	5,287,000	77.6%	67.9%	€17.59	€17.91	€19,962	€18,007	€10,847	€9,048

(1)	The total cost of the storage centers includes additional costs of approximately €243.5 million we paid to acquire additional interests in Shurgard Europe in 2003 through 2005.

(2)	The amounts have been translated from local currencies at a constant exchange rate using the average exchange rate for the second quarter of 2005.

(3)	Average annual rent per square foot is calculated by dividing actual rent collected by the average number of square feet occupied during the period. On the year of opening the average annual rent is lower as the store had not been opened a full year.

(4)	Expenses in some instances may include certain pre-opening costs.

Table 16: SHURGARD STORAGE CENTERS, INC.

FOREIGN EXCHANGE TRANSLATION (unaudited)

Foreign exchange translation for three and six months ended June 30, 2005 and 2004

With the growth in the Company’s foreign operations, foreign currency translation has a greater impact on the quarterly reporting of our financial results. Foreign currency translation could cause volatility in the reported financial results of the Company and otherwise limit the comparability of operating results and financial position from one period over another. Specifically, generally accepted accounting principles (“GAAP”) prescribe specific foreign currency translation standards. For example, assets and liabilities are translated at the exchange rate in effect at the end of the applicable period. Revenue, expenses, and other components of the income statement and statement of cash flows are shown at the average exchange rate during the applicable period. For the quarter ended June 30, 2005, the average exchange rate between the Euro and the U.S. Dollar was $1.26 per Euro. During the quarter ended June 30, 2004, the average exchange rate was $1.20 per Euro. During the six months ended June 30, 2005, the average exchange rate was $1.29 per Euro. During the six months ended June 30, 2004, the average exchange rate was $1.23 per Euro. Revenues and total expenses for Shurgard Europe increased $1.0 million and $0.9 million, respectively, in the second quarter of 2005 over the second quarter of 2004. Revenues and total expenses for Shurgard Europe increased $2.1 million and $1.9 million, respectively, in the first six months of 2005 over the first six months of 2004. As of December 31, 2004 the exchange rate between the Euro and the U.S. Dollar was $1.36 per Euro compared to $1.21 per Euro as of June 30, 2005. Total assets and total liabilities decreased approximately $84.9 million and $16.1 million, respectively, from December 31, 2004 to June 30, 2005, as a result of exchange rate variances.

Table 17: SHURGARD STORAGE CENTERS, INC.

STORE ASSET VALUES AND OPERATING INFORMATION SCHEDULE (unaudited)

Store asset values and operating information schedule for the three months ended June 30, 2005

(in thousands except for number of properties)

	No. of Properties	Ownership interest (5)	Net Rentable Square Feet	Occupancy (Q2 Avg)	Gross Book Value (6)	Applicable debt (7)	Q2 Segment Revenue	Q2 NOI (8)	Q2 Leasehold Expense
Same Store
Domestic wholly owned or leased (1)	357	100%	23,085	85.1%	$1,413,303	$50,027	$67,104	$44,985	$993
Domestic joint ventures (2)	87	79%	6,199	82.5%	363,105	161,395	15,327	10,186	36
European wholly owned or leased (1)	96	100%	5,287	77.6%	823,157	378,527	25,139	14,158	498

Total Same Store	540		34,571	83%	$2,599,565	$589,949	$107,570	$69,329	$1,527

New Store
Domestic wholly owned or leased developments (1)	11	100%	605	66.1%	$59,592	$—	$1,417	$441	$31
Domestic joint ventures developments (2)	12	68%	743	61.0%	62,619	2,364	1,816	922	—
Domestic acquisitions (3)	17	94%	1,258	85.3%	96,760	33,973	2,666	1,733	—
European wholly owned or leased developments (1)	6	100%	288	53.5%	59,378	23,407	1,606	733	—
European 20% development ventures developments (4)	36	20%	1,788	44.3%	236,141	153,200	3,780	(98)	84
European acquisition (3)	1	100%	38	78.9%	14,994	—	378	252	—

Total New Store	83		4,720	61.5%	$529,484	$212,944	$11,663	$3,983	$115

TOTALS	623		39,291	81%	$3,129,049	$802,893	$119,233	$73,312	$1,642

1	Includes owned and leased properties in which we have a 100% interest.

2	Includes properties in which we own an interest less than 100% but that are consolidated in our financial statements. The store information and results reflected the full 100% amounts.

3	Includes all stores acquired in 2005 and 2004.

4	Includes properties developed under First and Second Shurgard in which we hold a 20% interest.

5	Represents ownership interest as of June 30, 2005.

6	The actual completed cost of these projects are reported in U.S. dollars translated at the June 30, 2005 exchange rate of $1.21 to the Euro. Operating results are reported at the average exchange rate for the three months ended June 30, 2005 which was $1.26 to the Euro. As these exchange rates are different we believe it does not allow for an accurate measure of property investment yield. However, we believe the application of a constant exchange rate to both the property cost and operating results may provide a more meaningful measure of investment yield.

7	Applicable debt represents debt secured by asset pool.

8	Represents Net Operating Income after Direct Expenses. The indirect expenses not included in NOI for Domestic Same Store, European Same store, Domestic New Store and Europe Store are the following (in thousands except indirect expense per revenue dollar):

9	Other items - Shurgard Europe’s balance sheet contains the following line items:

Assets
Properties held for sale	$3.2 m
Cash and cash equivalents	$21.2 m
Other assets	$64.7 m
Liabilities and equity
Intercompany note payable	$63.3 m	* This note is an asset on the books of Shurgard Inc.
Other liabilities	$104.2 m
Minority interest	$81.2 m

	Q2 indirect expense		Q2 segment revenue		Indirect expense per revenue dollar
	Domestic	Europe	Domestic	Europe	Domestic	Europe
Same Store	$4,372	$3,305	$82,431	$25,139	$0.05	$0.13
New Store	$355	$1,762	$5,899	$5,764	$0.06	$0.31